Exhibit 99.1

Press Contacts:

Gary Yusko Chief Financial Officer gyusko@alloy.com 212 329 8431

FOR IMMEDIATE RELEASE

ALLOY HAS REPURCHASED 952,381 SHARES OF ITS COMMON STOCK

FOR $10 MILLION FROM

MLF OFFSHORE PORTFOLIO COMPANY, L.P.,

ALLOY’S LARGEST SHAREHOLDER;

MATTHEW FESHBACH HAS RESIGNED FROM ALLOY’S BOARD OF

DIRECTORS

New York, NY — December 19, 2006 — Alloy, Inc. (Nasdaq: ALOY), a non-traditional media and marketing services company primarily targeting the 10 to 24 year old demographic group, announced today that it has repurchased 952,381 shares of Alloy’s common stock from MLF Offshore Portfolio Company, L.P., Alloy’s largest shareholder and controlled by Matthew L. Feshbach, a member of the Alloy Board of Directors, at $10.50 per share for an aggregate purchase price of $10 million. The audit committee of Alloy’s board of directors, comprised solely of independent directors, approved the terms of the purchase agreement executed by the Company and MLF Offshore. Upon the closing of the repurchase transaction, Mr. Feshbach, either directly or through MLF Offshore, now beneficially owns 966,788 shares of Alloy’s common stock, representing approximately 7.1% of Alloy’s issued and outstanding shares (excluding treasury shares).

In connection with the purchase agreement, Mr. Feshbach has resigned as a member of Alloy’s board of directors effective as of today. Alloy does not intend to seek a replacement for Mr. Feshbach on its board of directors. Upon Mr. Feshbach’s resignation, Alloy’s board of directors is now comprised of eight persons, five of whom qualify as independent under applicable NASDAQ rules.

Matt Diamond, Alloy’s Chairman and Chief Executive Officer stated, “Matt has been very helpful over the past several years, particularly in assisting the Company with its spinoff of dELiA*s, Inc.” Mr. Diamond added, “His desire to reallocate his fund’s capital to a new investment has also presented the Company with an opportunity to use a portion of its substantial cash and free cash flow to repurchase approximately 6.6% of its common stock very efficiently.”

About Alloy

Alloy, Inc., under the banner of Alloy Media + Marketing (AM+M), is a widely recognized pioneer in nontraditional marketing. Working with AM+M, marketers reach consumers through a host of programs incorporating Alloy’s diverse array of media and marketing assets and expertise in direct mail, college and high school media, interactive, display media, college guides, promotional and social network marketing. For further information regarding Alloy, please visit our corporate website at (www.alloymarketing.com).

Forward-Looking Statements

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results and performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to our Web sites (www.alloy.com, www.delias.com, and www.ccs.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world, and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in our annual report on Form 10-K for the year ended January 31, 2006, and in subsequent filings that we make with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.